UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant   ☑
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GOLF TRUST OF AMERICA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)   Amount Previously Paid:
    (2)   Form, Schedule or Registration Statement No.:
    (3)   Filing Party:
    (4)   Date Filed:

The following was mailed to holders of the common stock of Golf Trust of America, Inc. on or about February 24, 2010.

IMPORTANT REMINDER TO OUR STOCKHOLDERS

February 24, 2010

Dear Fellow Stockholder:

We recently mailed you our proxy materials in connection with our upcoming special meeting of stockholders to be held on March 8, 2010, at 10:30 a.m., at which time proposals relating to the combination of our company with Pernix Therapeutics, Inc. will be considered.  According to our records, we have not yet received your proxy.

Your vote is very important, regardless of the number of shares you own.  In addition to mailing your executed proxy card to us, you may now vote your shares in three additional ways.  Whether or not you expect to attend the meeting, please take a moment to VOTE your shares by mailing your executed proxy card to us or by using any of the following options:

ADDITIONAL OPTIONS FOR VOTING AND/OR MATERIAL REQUESTS

FAX: Send this card to 212-521-3464	INTERNET: https://www.iproxydirect.com/GTA and follow the on-screen instructions.	EMAIL: proxy@issuerdirect.com Include your Control ID in your email.

You can obtain an additional copy of the proxy materials by contacting Issuer Direct by telephone at 1-866-752-8683, by fax at 212-521-3464 or by email at proxy@issuerdirect.com.  If you provide a proxy, whether by mail, fax, email or internet, properly executed without indication as to how to vote, the GTA common stock represented by your proxy will be voted in favor of all matters proposed for consideration at the special meeting.

If your shares are held with a broker or bank, you can also vote by internet.  Please have your brokerage account number available for verification.

The purposes of the special meeting are as follows:

1.	To approve the issuance of 41,800,000 shares to the stockholders of Pernix in the merger;
2.	To amend Article I of the Articles of Incorporation of GTA to change its name to Pernix Therapeutics Holdings, Inc.;
3.	To amend Article IV of the Articles of Incorporation to enable the board of directors to effect reverse stock splits without stockholder approval to the full extent permitted by law;
4.	To approve the 2009 Stock Incentive Plan;
5.
To adjourn or postpone the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the matters to be considered by the stockholders at the meeting; and

6.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Our Board of Directors unanimously recommends a vote “FOR” each of the proposals.

Revocation of Proxies. You can revoke your proxy at any time before your proxy is voted at the special meeting in one of the following ways:

1.	You can send a signed notice of revocation so that we receive it before the special meeting;
2.	You can grant a new, valid proxy card bearing a later date (by mail, email or fax);
3.	If you voted by internet, you can go to the same internet website, enter the same control and request numbers that you previously used, and then change your voting instructions; or
4.
You can attend the special meeting (or, if the special meeting is adjourned or postponed, attend the adjourned or postponed meeting) and vote in person, which will automatically cancel any proxy previously given (but your attendance alone will not revoke any proxy previously given).

If you choose either of the first two methods, you should submit your notice of revocation or new proxy to our proxy solicitation agent, Issuer Direct, at 201 Shannon Oaks Circle, Suite 105, Cary, North Carolina 27511, or our corporate secretary no later than the beginning of the GTA special meeting or, if the special meeting is adjourned or postponed, before the adjourned or postponed meeting is actually held.

Retention of Proxy Solicitor.  We have retained the services of Issuer Direct to serve as our proxy solicitor.  Issuer Direct is not affiliated with us, our related entities, or affiliates, including but not limited to our beneficial shareholders.  Issuer Direct, its officers, directors and employees do not own shares of our stock or any other party to the transaction described in the proxy statement as of the record date and through the meeting date.  Under our agreement with Issuer Direct, it may assist us in soliciting proxies by telephone, through the mail, and by other means, and we expect to incur approximately $10,000 in fees, plus its expenses, for the assistance provided.

Thank you for your cooperation and support.

Sincerely,

/s/ Michael C. Pearce
Michael C. Pearce
Chairman and Chief Executive Officer

IF YOU HAVE ALREADY MAILED YOUR PROXY CARD, WE THANK YOU AND REQUEST YOU PLEASE DISREGARD THIS LETTER.